Exhibit 10.1.1


     MAKE-WHOLE AGREEMENT


     AGREEMENT, dated as of October 30, 1997 by and between BREED TECHNOLOGIES, INC., a Delaware corporation (the "Company") and SIEMENS AKTIENGESELLSCHAFT, a company organized under the laws of the Federal Republic of Germany (together with its permitted assigns, the "Holder").

     WHEREAS, at a closing held on the date of this Agreement, the Company has issued and sold to the Holder 4,883,227 of the Company's Series A Preference Shares (the "Shares"), each of which (i) represents one-one thousandth of a share of the Company's 1997 Series A Convertible Non-Voting Preferred Stock, par value $.001 per share and (ii) is convertible into the Company's common stock, par value $.01 per share (the "Common Stock") at an initial rate of one share of Common Stock per Series A Preference Share, subject to adjustment (the Shares, any additional Series A Preference Shares which in the future are issued and paid as dividends on the Shares and the securities into which they may be converted in the future are sometimes hereinafter collectively referred to as the "Securities"); and

     WHEREAS, the Company and the Holder have entered into a memorandum of understanding, dated the same date as this Agreement, providing for the formation of a joint venture (the "Joint Venture"); and

     WHEREAS, in order to induce the Holder to purchase the Shares, the Company has agreed to grant to the Holder the rights set forth in this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Make-Whole Right.

     (a) At any time after the occurrence of a Triggering Event (as hereinafter defined), the Holder shall have the right (the "Make-Whole Right"), exercisable within 30 days after the Triggering Event, to require the Company to take the action specified in Section 1(b). The Make-Whole Right shall be exercisable by delivery of a written notice to the Company (the "First Make-Whole Notice").

     (b) Upon the exercise of the Make-Whole Right, the Company may elect, at the Company's sole option, either (i) to purchase all (but not less than all) of the Securities for the Make-Whole Price (as hereinafter defined) at a closing (the "Purchase Closing") to be held at a time and place specified by the Holder in the First Make-Whole Notice or (ii) to comply with any Second Make-Whole Notice that may be delivered as described in Section 2(a). The Company shall advise the Holder of its election by delivery of a notice (the "Company Election Notice") to the Holder not later than the last to occur of (x) 10 days after delivery of the First Make-Whole Notice and (y) June 1, 1998.

     (c) If the Company makes the election described in Section 1(b)(i), then, at the Purchase Closing (and subject to Section 2), the Company shall purchase the Securities and the Holder shall convey good and valid title to the Securities to the Company, free and clear of all liens, security interests and similar encumbrances (collectively, "Liens") by delivering to the Company against payment therefor certificates for the Securities, duly endorsed in blank or with stock powers attached. (d) For purposes of this Agreement:

     (i) "Triggering Event" means any of the following: (A) the Company and the Holder shall have abandoned their negotiations with respect to the Joint Venture; (B) the definitive documentation with respect to the Joint



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     Venture  shall not have been  executed and  delivered by December 15, 1997;
(C) the parties shall have been unable after diligent and good faith efforts to obtain the requisite governmental clearances, approvals, or terminations of waiting periods required or applicable (including under antitrust or competition laws) with respect to the  formation of the Joint  Venture or  conversion of the
Shares  into  Common  Stock  without  the   imposition  of  materially   adverse
conditions; or (D) the formation of the Joint Venture shall not have been completed, in accordance with the definitive agreements entered into by the Company and the Holder, by June 30, 1998.

     (ii) "Make-Whole Price" means $115,000,000 plus $15,753 multiplied by the number of days elapsed between December 15, 1997 and the first to occur of (i) payment in full in cash by the Company of the Make- Whole Price; (ii) delivery by the Company of the Make-Whole Shares; and (iii) the receipt by Siemens of sale proceeds as described in Section 2(c).

     Section 2. Make-Whole Provision.

     (a) If (i) the Company makes the election described in Section 1(b)(ii), or
(ii) the Company fails to furnish the Company Election Notice within the time specified in Section 1(b), or (iii) the Company shall have failed by the later of (x) the date that is 10 days after delivery of the First Make-Whole Notice and (y) June 1, 1998 to establish to the satisfaction of the Holder that the Company has access to the funds required to purchase the Securities when and as required by Section 1, and that such purchase will not be prohibited under the terms of the Company's material contractual obligations, the Holder may elect in its sole discretion to deliver a notice (a "Second Make Whole Notice") to the Company to the effect that (x) the Holder has entered into a bona fide arm's-length agreement with a financial institution to sell the Securities and the Make-Whole Shares to the institution at a price (the "Sale Price") not less than (1) if the Securities are sold at a time when a registration statement is in effect under the Securities Act with respect to those shares and the Make-Whole Shares (as hereinafter defined), 90% of the last reported sale price per share of the Common Stock on the New York Stock Exchange on the last trading day preceding at the date of the Make-Whole Notice or (2) otherwise, 75% of such last reported sale price; and (y) the number (the "Make-Whole Number") of shares of Common Stock that will be required to be sold at the Sale Price in order for the Holder to realize net proceeds from such sale equal to the Make-Whole Price.

     (b) Not later than the first to occur of (i) three New York Stock Exchange trading days after the date of the Second Make-Whole Notice and (ii) July 1, 1998, the Company shall convey to the Holder good and valid title, free and clear of all Liens, to a number of shares of Common Stock equal to the Make-Whole Number ( the "Make-Whole Shares").

     (c) Nothing in this Agreement shall restrict the right of the Holder to sell or otherwise dispose of the Securities at any time; subject, however, to the provision of Section 3(c). If after the delivery of a First Make-Whole Notice when the Holder disposes of the Securities it realizes net proceeds in excess of the Make-Whole Price, it will promptly remit the amount of such excess to the Company.

     (d) Siemens will not issue a press release or make any other similar public announcement regarding any intention to sell or otherwise dispose of any Securities, except to the extent required by law or on the advice of counsel.

     Section 3. Amendment and Modification; Termination.

     (a) This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in writing executed by the Company and the Holder. No course of dealing or course of conduct between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.




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     (b) No failure  or delay by any party in  exercising  any  right,  power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) This Agreement shall terminate (i) if at any time prior to the delivery of a Second Make-Whole Notice the Holder shall sell or otherwise transfer any of the Securities to any person other than a direct or indirect subsidiary of the Holder or (ii) if the Holder shall not have delivered a Second Make-Whole Notice by the later to occur of (x) July 31, 1998 or (y) 45 days after a Triggering Event.

     Section 4. Successors and Assigns; Entire Agreement. Neither party may assign its rights or delegate its obligations under this Agreement, except that Siemens Aktiengesellschaft may transfer the Securities, and in connection therewith assign its rights under this Agreement, to any direct or indirect subsidiary. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the other agreements referred to herein together set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     Section 5. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected.

     Section 6. Notices.

     (a) All notices provided for or permitted hereunder shall be made in writing by hand-delivery, telecopier or air courier overnight delivery service to the other at the following addresses (or at such other address as shall be specified in a notice given by any party to the others in accordance with this Section):

     If to the Company to:

         Breed Technologies, Inc.
         5300 Old Tampa Highway
         Lakeland, Florida  33811
         Attention:  Charles J. Speranzella, Jr.
           and
         General Counsel
         Telecopier: (941) 668-6016
         If to the Holder:

         Siemens Aktiengesellschaft
         Legal Department ZFR3
         Werner-von-Siemens Strasse
         D-91052 Erlangen
         Germany
         Telecopier:  011-49-9317-29001
         Attention:  Counsel for Automotive Systems Group

         With a copy to:

         Siemens Corporation



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         1301 Avenue of the Americas
         New York, New York  10019
         Attention:        General Counsel
         Telecopier:                (212) 258-4945

     (b) All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; upon receipt, if received prior to 5:00 p.m. local time on a Business Day (and otherwise on the next succeeding Business Day), if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. (a)The validity, performance, construction and effect of this Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

     (b) Subject to the provisions of Section 12, each of the Company and the Holder each hereby agrees to submit to the exclusive jurisdiction of the U.S. Federal courts in the Southern District of the State of New York, and consents that service of process with respect to all such courts may be made by registered mail to such Person at the address of such Person set forth in
Section 6 with respect to any disputes arising out of this Agreement.

     (c) Each of the Company, for itself and its affiliates, and the Holder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Company and the Holder or its affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.

     Section 8. Headings and Counterparts. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     Section 9. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Section 10. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. In the event of any breach of this Agreement by any party hereto, each such breaching party agrees to indemnify the persons to whom a representation and warranty is given or an obligation is owed under this Agreement for all damages, costs and expenses (including reasonable attorneys' fees) actually incurred as a result of any such breach.


     Section 11. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding single, plural, neuter, masculine or feminine forms.

     Section 12. Consent to Jurisdiction. Subject to the provisions of Section 7, each of the Company and the Holder hereby agrees to submit to the exclusive jurisdiction of the U.S. Federal courts in the Southern District of the State of New York, and consents that service of process with respect to all such courts may be made by registered mail to such



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     Person at the address of such Person set forth in Section 6 with respect to any disputes arising out of this Agreement.

     Section 13. Release of Siemens Aktiengesellschaft. If the Holder assigns its rights and obligations under this Agreement pursuant to Section 4, so long as Siemens Corporation is subject to the jurisdiction of the Federal, state or local courts of the United States relating to claims arising out of, or disputes relating to, this Agreement or the transaction contemplated hereby, the Company and its Affiliates hereby irrevocably and unconditionally waive and release all rights and claims that it or any of them may thereafter have that Holder is or has been at any time subject to the jurisdiction of the Federal, state or local courts of the United States relating to claims arising out of, or disputes relating to, this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                     BREED TECHNOLOGIES, INC.

                                                     By:
                                                         Name:
                                                         Title:

                                                     SIEMENS AKTIENGESELLSCHAFT

                                                     By:
                                                         Name:
                                                         Title:

                                                     By:
                                                         Name:
                                                         Title: